Exhibit 99.1

  Global Cash Access Announces Third Quarter 2006 Financial Results

   Revenue of $142.9 million and Adjusted Diluted Cash EPS of $0.17


    LAS VEGAS--(BUSINESS WIRE)--Nov. 2, 2006--Global Cash Access
Holdings, Inc. ("GCA" or the "Company") (NYSE:GCA) today announced financial results for the quarter and nine months ended September 30, 2006.

    Summary Non-GAAP Results

    For the quarter ended September 30, 2006, revenues were $142.9 million, an increase of 21.3% over the $117.8 million in adjusted revenues recorded in the same quarter last year. Adjusted Cash Earnings were $13.6 million in Q3 2006 as compared to $11.0 million in Q3 2005, an increase of 23.7%. Adjusted Cash Earnings per diluted share were $0.17 in Q3 2006 (on 82.2 million shares) as compared to $0.15 in Q3 2005 (on 72.5 million shares). Adjusted EBITDA was $27.0 million in Q3 2006, an increase of 7.3% from Adjusted EBITDA of $25.1 million in the same period in 2005.

    "The third quarter of 2006 was a terrific quarter from both a financial and a strategic perspective," commented Kirk Sanford, President and Chief Executive Officer of GCA. "On the financial side, we had record revenues, better-than-expected earnings, and significant cash generation. At the same time, our strategic initiatives gained clear momentum. Redemption kiosk deployments are growing rapidly, our EDITH platform was installed in a Native American casino, and the launch of the Arriva Card has surpassed our expectations. More recently, we signed our Sponsorship Agreement with Banco Weng Hang, allowing us to pursue the many attractive opportunities we see in Macau."

    Recent Highlights

    -- Recorded revenue of $142.9 million, the highest quarterly total ever recorded by the Company.

    --  Significant increases in key metrics:

    -- Same store surcharge revenue up 13.3%
    -- Cash advance dollars disbursed up 28.2%
    -- ATM transaction volume up 20.0%.

    -- 3-in-1 Enabled QuickJack(TM) Plus Redemption Kiosk installations reached 325 as of October 29, 2006.

    --  Installed seven EDITH kiosks at Casino Pauma.

    -- Signed Sponsorship Agreement with Banco Weng Hang for cash access service in Asia/Pacific markets including Macau.

    -- Launched Arriva Card to customers, with very good acceptance and utilization:

    -- 1,551 accounts as of October 29, 2006
    -- $5.8 million in Arriva Card transaction volume through October
       29, 2006
    -- Average cash advance transaction amount of $1,006 (vs. $629 on non-Arriva cards)
    -- $4.7 million in customer receivables held by our financing partner at October 29, 2006, with only $45 thousand more than 30 days past due

    -- Signed an agreement with First Data Merchant Services ("FDMS") to offer its services to GCA customers and prospects.

    -- Entered into new senior secured credit facilities in order to reduce interest costs, relax financial covenants and provide ability for share repurchases and dividends.


    GAAP and Nine Month Results

    For the third quarter of 2006, total revenues were $142.9 million, an increase of 22.5% over the third quarter of 2005. Operating Income (including non-cash compensation expense) in the third quarter of 2006 was $22.2 million, an increase of 22.0% from the same period in 2005. Net income in the third quarter of 2006 was $7.8 million, up 74.2% from $4.5 million in the third quarter of 2005. Diluted earnings per share were $0.10 in the third quarter of 2006 (on 82.2 million shares) as compared to $0.06 in the third quarter of 2005 (on 72.5 million shares).

    For the first nine months of 2006, total revenues were $406.3 million, an increase of 19.9% over the first nine months of 2005. Operating Income (including non-cash compensation expense) in the 2006 nine months was $63.0 million, an increase of 3.3% from the same period in 2005. Net income in the first nine months of 2006 was $21.1 million, up 14.0% from $18.5 million in the first nine months of 2005. Diluted earnings per share were $0.26 in the first nine months of 2006 (on 82.1 million shares) as compared to $0.26 in the first nine months of 2005 (on 72.0 million shares).

    Third Quarter Results of Operations

    Total revenues in the third quarter of 2006 were $142.9 million, an increase of 21.3% from adjusted revenues of $117.8 million in the third quarter of 2005. Same store revenues for Cash Advance and ATM surcharge increased 13.3% in the third quarter of 2006.

    The following is a comparison of selected revenue components for the third quarter of 2006 to the same period in 2005 (2005 figures are not adjusted except where noted):

    -- Cash advance revenues were up 25.8%, from $60.3 million to $75.9 million. Cash disbursed increased 28.2%, from $1.18 billion to $1.51 billion. The number of transactions increased 21.9%, from 2.2 million to 2.7 million. The average transaction amount increased from $524.15 to $551.18. The average fee declined from 5.13% to 5.03%. Average revenue per transaction increased 3.2% from $26.86 to $27.72.

    -- ATM revenues increased 23.5%, from $46.6 million to $57.5 million. The number of transactions increased 20.0% from 14.9 million to 17.9 million. Cash disbursed was $3.20 billion compared to $2.54 billion, an increase of 26.0%. Average revenue per transaction increased 2.9% from $3.12 to $3.21.

    -- Check services revenues were $7.2 million, an increase of 1.2%. The face amount of checks warranted increased by 12.5%, from $302.8 million to $340.6 million. The number of check warranty transactions grew 5.4%, from 1.22 million to 1.29 million. The average face amount per check warranted grew from $247.62 to $264.18, an increase of 6.7%. The average check warranty fee declined from 2.19% to 2.01%. Average check warranty revenue per transaction declined from $5.42 to $5.31.

    -- Central Credit and other revenues declined 12.7%, from $2.6 million to $2.3 million.

    Cost of revenues increased 26.5% in the third quarter of 2006 to $102.8 million from $81.3 million in the third quarter of 2005. Commissions, the largest component of cost of revenues, increased 25.8%. Interchange increased 31.1%, driven largely by the increase in cash advance volumes.

    Operating expenses in the third quarter of 2006 were $15.4 million. Operating expenses, excluding non-cash compensation expense, were $13.0 million in the current quarter, an increase of 7.0% from adjusted operating expenses of $12.2 million in the third quarter of 2005.

    Depreciation and amortization expense declined 17.6% from $3.0 million in the third quarter of 2005 to $2.5 million in the third quarter of 2006.

    Interest income was $1.2 million in the third quarter of 2006, an increase of 213.9% from the comparable 2005 period.

    Interest expense in the third quarter of 2006 was $10.9 million as compared to $11.7 million in the third quarter of 2005. Interest expense on the Company's borrowings declined $1.7 million due to the lower level of outstanding indebtedness in the third quarter of 2006, offset by higher interest rates on the floating rate portion of that indebtedness. Interest expense on the Company's ATM funds increased 44.4% from $2.8 million in Q3 2005 to $4.1 million in Q3 2006, due primarily to increases in the LIBOR rate on which those funds are priced.

    Income tax expense in the third quarter of 2006 was $4.7 million as compared to adjusted income tax expense of $3.9 million in the comparable quarter of 2005. The Company's provision in the third quarter of 2006 is based on an expected effective rate for all of 2006 of 37.9%. The increase in expected effective tax rate for the year from earlier estimates is principally a result of the non-deductibility of the secondary offering expenses incurred in the second quarter of 2006.

    Arriva Card

    Arriva Card revenues in the third quarter of 2006 were $62 thousand. Cost of revenues and operating expenses for Arriva Card in the quarter were $634 thousand. Operating loss from Arriva operations was $572 thousand.

    Receivables held by the Company's financing partner were $3.3 million at September 30, 2006. No receivables had been sold by the financing partner to the Company's Arriva Card subsidiary as of that date.

    Balance Sheet

    At September 30, 2006, the Company had cash and cash equivalents of $69.2 million. Settlement receivables were $60.6 million and settlement liabilities were $60.5 million.

    Total borrowings at September 30, 2006 were $314.5 million, consisting of $161.7 million of borrowings under the Company's senior secured credit facilities and $152.8 million face amount of 8 3/4% senior subordinated notes. During the third quarter of 2006, the Company made a $2.3 million mandatory repayment on the term loan component of its senior secured credit facilities.

    The Company made investments in property, equipment and intangible assets of $2.2 million during the three months ended September 30, 2006, which include ATM and other casino floor equipment as well as purchases of computer and communications hardware and software. The Company made investments in property, equipment and intangible assets of $11.9 million during the three months ended September 30, 2005, which include the $10 million purchase of the "3-in-1 Rollover" patent, as well as purchases of equipment, computer and communications hardware and software.

    Financial Guidance

    The Company currently expects fourth quarter 2006 revenue to be in a range of $138 million to $142 million and Adjusted Diluted Cash
Earnings per Share in a range of $0.15 to $0.16.

    Excluded from the Adjusted Diluted Cash Earnings per Share figures presented above are anticipated non-cash stock compensation expenses of $2.4 million for the fourth quarter. Also excluded is any loss on early retirement of indebtedness caused by the write-off of deferred financing costs associated with the refinancing of the Company's senior secured credit facilities in the fourth quarter of 2006.

    This financial guidance is given as of the date hereof and is based on factors and circumstances known to the Company at this time. Such factors and circumstances may change, and such changes may have an impact on the Company's financial outlook. The Company is under no obligation to update its financial guidance.

    Non-GAAP Financial Information

    In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing adjusted results on a supplemental basis. Adjusted results in the third quarter of 2006 exclude $2.4 million of stock-based compensation expense. Adjusted results in last year's third quarter include $1.2 million of estimated revenue and $0.8 million in related cost of revenues that were lost due to Hurricanes Katrina and Rita, and exclude $1.6 million of non-recurring commission expense and $2.0 million of casualty loss expenses and other non-recurring receivable write-off expenses. In addition, the Company uses certain non-GAAP measures of financial performance. Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

    None of EBITDA, Adjusted EBITDA, Adjusted Net Income or Adjusted Cash Earnings is a measure of financial performance under United States generally accepted accounting principles ("GAAP"). Accordingly, none of them should be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. The Company believes that EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Cash Earnings are widely-referenced financial measures in the financial markets. In addition, the Company has identified certain adjustments to its financial results that address income or expenses that the Company believes are unusual or non-recurring in nature. The Company believes that referencing EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Cash Earnings and identifying unusual or non-recurring items is helpful to investors. Reconciliations between GAAP and non-GAAP measures and between actual and adjusted financial results are presented elsewhere in this press release.

    Cautionary Note Regarding Forward-Looking Statements

    This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as "going forward," "believes," "intends," "expects," "forecasts," "anticipate," "plan," "seek," "estimate" and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation all of the assumptions and forecasts given in the section of this release entitled "Financial Guidance."

    Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to:

    -- our failure to correctly predict increases in revenue due to inaccuracies in our assumptions, our inability to execute on business opportunities or other reasons;

    -- our failure to correctly predict future gross margins and operating expenses due to inaccuracies in our assumptions, our inability to control expenses or other reasons;

    -- our failure to correctly anticipate our capital spending in 2006, which would affect the level of depreciation expense and the level of cash available for debt repayment;

    -- our failure to anticipate other uses of our cash which could prevent us from repaying debt as anticipated;

    -- our inability to correctly predict the future levels of interest rates;

    -- changes in income tax rates in the jurisdictions in which we operate;

    -- challenges by the Internal Revenue Service to the tax step-ups that contribute to the bulk of our deferred tax asset;

    -- unanticipated changes in the amount of our diluted common shares outstanding; and

    -- unanticipated expenses or other contingencies incurred in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

    The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) and our quarterly reports on Form 10-Q, and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

    About Global Cash Access Holdings, Inc.

    Las Vegas-based Global Cash Access Holdings, Inc. is a holding company whose principal asset is the stock of Global Cash Access, Inc., a leading provider of cash access systems and related marketing services to the gaming industry. For more information, please visit the Company's Web site at www.globalcashaccess.com.


          GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
               (amounts in thousands, except per share)
                             (unaudited)

                             Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                            -------------------- ---------------------
                               2006      2005       2006       2005
                            ---------- --------- ---------- ----------
REVENUES:
  Cash advance              $  75,877  $ 60,298  $ 212,075  $ 175,009
  ATM                          57,498    46,572    165,243    135,561
  Check services                7,174     7,088     21,878     20,131
  Central Credit and other
   revenues                     2,303     2,637      7,067      8,020
                            ---------- --------- ---------- ----------

           Total revenues     142,852   116,595    406,263    338,721

  Cost of revenues           (102,830)  (81,305)  (288,473)  (230,014)
  Operating expenses          (15,384)  (14,118)   (47,310)   (38,162)
  Amortization                 (1,297)   (1,267)    (4,183)    (3,926)
  Depreciation                 (1,178)   (1,735)    (3,292)    (5,619)
                            ---------- --------- ---------- ----------

OPERATING INCOME               22,163    18,170     63,005     61,000
                            ---------- --------- ---------- ----------

INTEREST INCOME (EXPENSE),
 NET
  Interest income               1,155       368      2,579      1,001
  Interest expense            (10,914)  (11,651)   (31,863)   (33,411)
                            ---------- --------- ---------- ----------

           Total interest
            income
            (expense), net     (9,759)  (11,283)   (29,284)   (32,410)
                            ---------- --------- ---------- ----------

INCOME BEFORE INCOME TAX
 PROVISION AND MINORITY
 OWNERSHIP LOSS                12,404     6,887     33,721     28,590

INCOME TAX PROVISION           (4,643)   (2,464)   (12,791)   (10,277)
                            ---------- --------- ---------- ----------

INCOME BEFORE MINORITY
 OWNERSHIP LOSS                 7,761     4,423     20,930     18,313

MINORITY OWNERSHIP LOSS, net
 of tax                            54        63        128        156
                            ---------- --------- ---------- ----------

NET INCOME                  $   7,815  $  4,486  $  21,058  $  18,469
                            ========== ========= ========== ==========


Earnings per share
  Basic                     $    0.10  $   0.12  $    0.26  $    0.55
                            ========== ========= ========== ==========
  Diluted                   $    0.10  $   0.06  $    0.26  $    0.26
                            ========== ========= ========== ==========

Weighted average number of
 common shares outstanding
  Basic                        81,690    36,377     81,622     33,591
  Diluted                      82,212    72,500     82,061     71,980


          GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
 Reconciliation of Adjusted Cash Earnings and Adjusted Net Income to
       Net Income, and Adjusted EBITDA and EBITDA to Net Income
                        (amounts in thousands)
                             (unaudited)
----------------------------------------------------------------------

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                   2006      2005      2006      2005
                               --------- --------- --------- ---------

Adjusted EBITDA                $ 26,981  $ 25,136  $ 78,037  $ 75,231

Minus:
     Estimated revenue lost
      from hurricanes                 -    (1,198)        -    (1,198)
     Additional commissions
      paid to customers               -    (1,621)        -    (1,621)
     Write-off of check
      services receivable             -    (1,100)        -    (1,100)
     Legal expense associated
      with patent infringement
      litigation                      -      (815)        -    (1,537)
     Casualty loss from
      hurricanes                      -       (45)        -       (45)
     Non-cash compensation
      expense                    (2,373)        -    (6,697)        -
     Secondary offering costs        30         -      (660)        -
     Litigation settlement
      costs                           -         -      (200)        -

Plus:
     Estimated cost of revenues
      associated with lost
      revenue from hurricanes         -       815         -       815

                               --------- --------- --------- ---------
EBITDA                         $ 24,638  $ 21,172  $ 70,480  $ 70,545
                               ========= ========= ========= =========

Minus:
     Depreciation                (1,178)   (1,735)   (3,292)   (5,619)
     Amortization                (1,297)   (1,267)   (4,183)   (3,926)
     Interest expense           (10,914)  (11,651)  (31,863)  (33,411)
     Income tax provision        (4,643)   (2,464)  (12,791)  (10,277)

Plus:
     Interest income              1,155       368     2,579     1,001
     Minority ownership loss,
      net of tax                     54        63       128       156

                               --------- --------- --------- ---------
Net Income                     $  7,815  $  4,486  $ 21,058  $ 18,469
                               ========= ========= ========= =========

Plus:
     Non-cash compensation
      expense, net of tax         1,473         -     4,157         -
     Secondary offering costs,
      net of tax                    (30)        -       660         -
     Litigation settlement
      costs, net of tax               -         -       124         -

                               --------- --------- --------- ---------
Adjusted Net Income            $  9,258  $  4,486  $ 25,999  $ 18,469
                               ========= ========= ========= =========

Plus:
     Deferred tax amortization
      related to acquired
      goodwill                    4,336     3,970    13,008    11,910

                               --------- --------- --------- ---------
Adjusted Cash Earnings         $ 13,594  $  8,456  $ 39,007  $ 30,379
                               ========= ========= ========= =========

Weighted average number of
 common shares outstanding
  Basic                          81,690    36,377    81,622    33,591
  Diluted                        82,212    72,500    82,061    71,980

Adjusted Cash Earnings per
 Share
  Diluted                          0.17      0.12      0.48      0.42


          GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES
     Reconciliation of Actual to Adjusted Income Statement Items
               (amounts in thousands, except per share)
                             (unaudited)
----------------------------------------------------------------------


                       Three Months Ended September 30,
                                      2006
                      -----------------------------------
                        Actual  Adjustment Adjusted Notes
                      -----------------------------------
REVENUES:
  Cash advance        $  75,877 $       0 $  75,877
  ATM                    57,498         0    57,498
  Check services          7,174         0     7,174
  Central Credit and
   other revenues         2,303         0     2,303
                      ------------------------------
           Total
            revenues    142,852         0   142,852

  Cost of revenues     (102,830)        0  (102,830)
  Operating expenses    (15,384)        0   (15,384)
  Amortization           (1,297)        0    (1,297)
  Depreciation           (1,178)        0    (1,178)
                      ------------------------------
OPERATING INCOME         22,163         0    22,163
                      ------------------------------

INTEREST INCOME
 (EXPENSE), NET
  Interest income         1,155         0     1,155
  Interest expense      (10,914)        0   (10,914)
                      ------------------------------
           Total
            interest
            income
            (expense),
            net          (9,759)        0    (9,759)
                      ------------------------------

INCOME BEFORE INCOME
 TAX PROVISION AND
 MINORITY OWNERSHIP
 LOSS                    12,404         0    12,404

INCOME TAX PROVISION     (4,643)        0    (4,643)
                      ------------------------------
INCOME BEFORE MINORITY
 OWNERSHIP LOSS           7,761         0     7,761
MINORITY OWNERSHIP
 LOSS                        54         0        54
                      ------------------------------
NET INCOME                7,815         0     7,815

Secondary offering
 expenses                   (30)        0       (30)  (e)
Non-cash compensation
 costs                    1,473         0     1,473   (f)
Deferred tax
 amortization             4,336         0     4,336
                      ------------------------------

ADJUSTED CASH EARNINGS$  13,594 $       0 $  13,594
                      ==============================

Diluted Earnings per
 Share                $    0.10           $    0.10
                      ==========          ==========
Diluted Cash Earnings
 per Share            $    0.17           $    0.17
                      ==========          ==========

Weighted average
 number of common
 shares outstanding -
 Diluted                 82,212              82,212


                        Three Months Ended September 30,
                                       2005
                       ------------------------------------
                        Actual  Adjustment Adjusted  Notes
                       ------------------------------------
REVENUES:
  Cash advance         $ 60,298 $     774 $  61,072   (a)
  ATM                    46,572       266    46,838   (a)
  Check services          7,088       138     7,226   (a)
  Central Credit and
   other revenues         2,637        20     2,657   (a)
                       -----------------------------
           Total
            revenues    116,595     1,198   117,793

  Cost of revenues      (81,305)      806   (80,499)(b)(c)
  Operating expenses    (14,118)    1,960   (12,158)  (d)
  Amortization           (1,267)        0    (1,267)
  Depreciation           (1,735)        0    (1,735)
                       -----------------------------
OPERATING INCOME         18,170     3,964    22,134
                       -----------------------------

INTEREST INCOME
 (EXPENSE), NET
  Interest income           368         0       368
  Interest expense      (11,651)        0   (11,651)
                       -----------------------------
           Total
            interest
            income
            (expense),
            net         (11,283)        0   (11,283)
                       -----------------------------

INCOME BEFORE INCOME
 TAX PROVISION AND
 MINORITY OWNERSHIP
 LOSS                     6,887     3,964    10,851

INCOME TAX PROVISION     (2,464)   (1,427)   (3,891)
                       -----------------------------
INCOME BEFORE MINORITY
 OWNERSHIP LOSS           4,423     2,537     6,960
MINORITY OWNERSHIP
 LOSS                        63         0        63
                       -----------------------------
NET INCOME                4,486     2,537     7,023

Secondary offering
 expenses                     0         0         0
Non-cash compensation
 costs                        0         0         0
Deferred tax
 amortization             3,970         0     3,970
                       -----------------------------

ADJUSTED CASH EARNINGS $  8,456 $   2,537 $  10,993
                       =============================

Diluted Earnings per
 Share                 $   0.06           $    0.10
                       =========          ==========
Diluted Cash Earnings
 per Share             $   0.12           $    0.15
                       =========          ==========

Weighted average
 number of common
 shares outstanding -
 Diluted                 72,500              72,500


-------------------------------------------------------------
(a) Estimated revenue loss from hurricanes (total $1,198)
(b) Estimated increased cost of revenue associated with hurricane loss ($815)
(c) Additional commission payments ($1,621)
(d) Write-off of check services receivable ($1,100), legal expenses ($815) and hurricane casualty loss ($45)
(e) Secondary offering costs paid by Company ($30), non-deductible for tax purposes
(f) Non-cash stock based compensation expense ($2,373), net of tax



    CONTACT: Global Cash Access Holdings, Inc.
             Harry Hagerty, CFO, 702-262-5003 (Investor Contact) or
             Katcher Vaughn & Bailey Communications
             Eric Davis, 615-248-8202 (Media Contact)